EXHIBIT 23.2 CONSENT


SNODGRASS
Certified Public Accountants and Consultants


Board of Directors
Belmont Bancorp

     We consent to incorporation by reference in the registration statement of BELMONT BANCORP on Form S-2 (Registration No 333-91035) of our report dated May 19, 1999 on our audits of the consolidated financial statements of BELMONT BANCORP and subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in Amendment No. 2 to the Annual Report on Form 10-K/A of BELMONT BANCORP.


/s/ S. R. SNODGRASS, A.C.


Wheeling, West Virginia
February 4, 2000